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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

CITIZENS BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

April 18, 2012

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        You are cordially invited to attend the Annual Shareholders' Meeting of Citizens Bancshares Corporation (the "Company") to be held on Wednesday, May 23, 2012. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company's 2011 Annual Report accompany this letter.

        The principal purpose of the meeting is to elect directors of the Company for the coming year and ratify the appointment of our independent registered public accounting firm, as well as approving a non-binding resolution regarding executive compensation. We will also review the operations and recent developments of the Company and the Bank for the past year.

        Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

Very truly yours,
Cynthia N. Day President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 23, 2012

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        Notice is hereby given that the Annual Shareholders' Meeting of Citizens Bancshares Corporation will be held on Wednesday, May 23, 2012, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia, for the following purpose:

  (1)
  To elect three (3) Class I directors to serve a three-year term expiring at the 2015 annual meeting.

  (2)
  To ratify the appointment of Elliott Davis, LLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

  (3)
  To approve a non-binding resolution regarding executive compensation.

  (4)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 13, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

By Order of the Board of Directors,

Cynthia N. Day
President and Chief Executive Officer

April 18, 2012

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2012
THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD AND 2011 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT WWW.CTBCONNECT.COM UNDER "INVESTOR INFORMATION"

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 23, 2012

INTRODUCTION

Time and Place of Meeting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders' Meeting and at any adjournments thereof. The Shareholders' Meeting will be held on Wednesday, May 23, 2012, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia.

Purpose of Meeting

        The purpose of the Annual Shareholders' Meeting of the Company is to elect three (3) Class I directors who will serve a three year term expiring at the 2015 annual meeting and to ratify the appointment of Elliott Davis, LLC, as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2012. In addition, as required in connection with our participation in the United State Treasury's Troubled Assets Relief Program ("TARP"), the shareholders will be asked to approve a non-binding resolution regarding executive compensation.

Record Date and Voting Rights

        Each shareholder of record of the common stock ("Common Stock") of the Company at the close of business on April 13, 2012 (the "Record Date") is entitled to notice of and to vote at the Shareholders' Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 2,025,529 shares of Common Stock were issued and outstanding and held of record by 1,350 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

        The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series B (the "Series B Preferred Stock") and 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series C (the "Series C Preferred Stock") are issued and outstanding. The Series B and Series C Preferred Stock are not entitled to vote on the matters to be considered at this meeting. The shares of Series B and Series C Preferred Stock were issued in connection with the Company's participation in the TARP Community Development Capital Initiative.

Requirements for Shareholder Approval

        A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

        Ratification of the appointment of Elliott Davis, LLC, as our independent registered public accounting firm, the non-binding resolutions regarding executive compensation, and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter, provided a quorum is present. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

        Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

        Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. As of January 1, 2010, all NYSE and NASDAQ member brokers are prohibited from exercising discretionary voting in all director elections unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the ratification of the appointment of Elliott Davis, LLC, and FOR the approval of the non-binding resolution regarding executive compensation and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

        Revocation of Proxies.    A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

  •
  Giving written notice of revocation to the Company;

  •
  Properly submitting to the Company a duly executed proxy bearing a later date; or

  •
  Attending the annual meeting and voting in person.

        All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention: Corporate Secretary.

Solicitation of Proxies

        Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the "Bank") who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders' Meeting.

 PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        The Board proposes to elect three (3) Class I directors who will serve a three-year term expiring at the 2015 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

        Set forth below is information about each of our director nominees and continuing directors. All of the directors also serve as directors of our subsidiary, Citizens Trust Bank.

DIRECTOR NOMINEES

Class I Directors
(To Serve a Term Expiring in 2015)

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE ELECTION OF
THE CLASS I DIRECTOR NOMINEES SET FORTH BELOW.

        Cynthia N. Day, President and CEO, 46, assumed the presidency of the Company and Citizens Trust Bank on February 27, 2012. She had been Acting President and Chief Executive Officer since January 5, 2012. Ms. Day joined Citizens Trust Bank in February 2003 as Executive Vice President of Management Services after the Bank acquired Citizens Federal Savings Bank of Birmingham, where she served as the Executive Vice President & Chief Operating Officer and in other capacities since 1993. Two years after the acquisition, Ms. Day became the Senior Executive Vice President & COO of the Company and the Bank. Prior to becoming a banker, Ms. Day, who is a certified public accountant, worked for KMPG as an audit manager, managing audit engagements for companies across several different industries including banking, insurance, manufacturing and educational institutions. Ms. Day has been recognized for her leadership and mentorship in various community and professional organizations including being named one of "Atlanta's Top 100 Black Women of Influence" by the Atlanta Business League and one of Atlanta Tribune's "Wonder Women". She currently serves on the board of The National Banker's Association and Aarons, Inc. She is also a member or has actively served in various organizations such as the Georgia Society of CPAs, The University of Alabama Continuing Education Advisory Board, the American Liver Foundation and Alpha Kappa Alpha Sorority Inc. Ms. Day's insight into the day-to-day operations of the Bank and her expertise in the banking industry adds value to the board and qualifies her to serve as a director.

        Ray M. Robinson, Chairman, 64, joined the Board of Directors in 1999 and was appointed Chairman in May 2003. Mr. Robinson is the retired president of AT&T's Southern Region and formerly responsible for marketing, sales, and promotions of AT&T's Business and Consumer Services across the states of Florida, Georgia, North Carolina, South Carolina, Kentucky, Tennessee, Alabama, Mississippi and Louisiana. He has also previously held numerous management positions in operations, corporate relations, and regulatory affairs in Albuquerque, Portland, Chicago, San Francisco, Denver, Colorado Springs and New Jersey. Mr. Robinson is active in the community and holds memberships in the NAACP, Alpha Phi Alpha Fraternity, Inc., the National Black MBA Association, and the 100 Black Men of Atlanta, Inc. He also serves on the Board of Directors of American Airlines, the Georgia Aquarium, Aaron Rents, Inc., Avnet, Inc., Acuity Brand Corporation, and RailAmerica, Inc. He is the President Emeritus of the East Lake Golf Club. We believe Mr. Robinson's extensive leadership and management skills, his experience on the boards of other public companies, and his active community involvement make him a valued contributor to the board and qualify him to serve as a director.

        H. Jerome Russell, 49, has been a member of the Board of Directors since 1993. He has moved through the professional ranks of the H.J. Russell & Company's construction and real estate development operations to his current position as President of H.J. Russell & Company and Russell New Urban Development, LLC. Mr. Russell previously served as President of City Beverage Company, a local beverage distributor. He is a board member of the American Kidney Fund, Central Atlanta Progress, Metro Atlanta YMCA, and the Georgia State Foundation. He serves in various capacities for other civic and community organizations including the Young President Organization and the 100 Black Men of Atlanta. We believe Mr. Russell's varied business experience, particularly as related to real estate and construction, is very useful to the board and qualifies him to serve as a director.

CONTINUING DIRECTORS

Class II Directors
(Term Expires in 2013)

        Robert L. Brown, Jr., 60, joined the Board of Directors of the Company in 2000. In 1984, he established R. L. Brown & Associates, Inc. to provide architectural and construction management on projects for corporate clients and private/government groups. His company has designed many projects throughout Metro-Atlanta and Alabama including the Birmingham Civil Rights Institute, Morehouse College Leadership Center, 1996 Olympic Tennis Venue, Clark Atlanta University Student Center, and academic buildings for Georgia Perimeter and Spelman Colleges. Active in business and community affairs, Mr. Brown serves as Chairman of The Partnership for Excellence in Education and a Board Member of Agnes Scott College and The Georgia Historical Society. His corporate board involvement includes Georgia Power, Metro Atlanta Chamber, and The Georgia Chamber of Commerce. He is a member of the Atlanta Business League, Decatur Rotary, Leadership DeKalb, Leadership Georgia, and 100 Black Men of DeKalb. We believe Mr. Brown's extensive experience in the construction industry, as well as his community involvement, qualifies him to serve as a director.

        C. David Moody, Jr., 55, is founder and president of C. D. Moody Construction Company, Inc., and former member of the Board of Directors of First Southern Bancshares and its subsidiary, First Southern Bank. He has served on the Company's board since the merger with First Southern in 1998. In 2009, Georgia Governor Sonny Perdue appointed Mr. Moody as General Contractor Representative for the Georgia State Licensing Board for Residential and General Contractors. He is a member of numerous professional, civic, and social organizations, including the Atlanta Business League, the Atlanta Chamber of Commerce, and the Omega Psi Phi Fraternity. He is the president of the National Association of Minority Contractors (Atlanta Chapter) and serves on the board of directors for Children's Healthcare of Atlanta, Morehouse College Business School, Atlanta Business League, Theragenics (NYSE), and the Wesley Woods at Emory. We believe Mr. Moody's extensive business experience and specifically experience in the construction industry, as well as his community involvement, qualify him to serve as a director.

        Mercy P. Owens, 64, began her service as a director in 2004. Ms. Owens retired as Senior Vice President of Wachovia Bank with more than 30 years of banking experience, primarily in the area of compliance. Ms. Owens is the President of Resource Consulting, which has been engaged by Fortune 500 companies, small businesses, and non-profit organizations to provide training and development for its constituents. She serves on the St. Augustine's College Falcon Foundation Board and Emory Hospital Winship Cancer Center Advisory Board. We believe Ms. Owens' previous years of banking experience are very valuable to the board and qualify her to serve as a director.

        James E. Williams, 63, has been a Director since 2003. Mr. Williams is a retired Executive Vice President with Turner Broadcasting System. With Turner, his primary responsibilities included domestic oversight for WTBS, Turner South, Direct Response, and The Turner Trade Group. He also had international responsibilities that included sales of all Time Warner assets throughout Asia, Europe, and Latin America for the Turner Trade Group. He is currently President of Williams Communications

System which is a media and marketing consulting firm and serves as a Senior Advisor for The Atlanta Braves and The Gwinnett Braves Baseball Teams, both owned and operated by Liberty Media. He currently serves as a member of the Board of Directors of the Georgia Alliance for Children, Meharry Medical College where he chairs Institutional Advancement, Atlanta Technical College, Chairman of The Greenforest Academy Foundation Board, and Chairman Emeritus of The Atlanta Tip-off Club. He is a member of The Atlanta Guardsmen, The Atlanta Boule, and was a member of the 1989 class of Leadership Atlanta. We believe Mr. Williams' leadership and management skills, particularly his extensive experience in the marketing business, bring valuable insight to the board and qualify him to serve as a director.

Class III Directors
(Term Expires 2014)

        Stephen A. Elmore, Sr., 59, joined the Board of Directors in 2003. He is a Certified Public Accountant, a Certified Bank Auditor, and Certified in Financial Forensics by the American Institute of CPAs. He is a partner in the accounting firm of Smiley-Smith & Bright, CPAs. The Firm's practice is limited to forensic accounting and litigation consulting. Mr. Elmore serves as an Expert Witness in both criminal and civil litigation proceedings. In that capacity, he provides expert testimony on financial, accounting and economic issues. He has a total of 39 years accounting and audit experience in the financial services industry. Mr. Elmore spent 22 years as the General Auditor of Wachovia Bank of Georgia, N.A. (formerly First National Bank of Atlanta), and the Deputy General Auditor of the bank's parent company, Wachovia Corporation. He spent 7 years with an international public accounting firm serving clients in the financial services industries. He has taught classes in Bank Regulations, Accounting, Auditing, Risk Management, Compliance, Lending and Financial Statement Preparation for various Community Banking Associations across the country, including Arkansas, Georgia, Louisiana and Virginia.

        Active in civic and professional organizations, Mr. Elmore is a member of the American Institute of Certified Public Accountants, the National Society of Certified Bank Auditors, the American College of Forensic Examiners Institute, the Alabama Society of Certified Public Accountants, the Georgia Society of Certified Public Accountants, and the National Association of Black Accountants. He serves on the Board of Directors of the Boys & Girls Club of Montgomery, Alabama, and is a member of the 100 Black Men of Atlanta, Morehouse College Alumni Association, and Leadership Atlanta Alumni. Mr. Elmore was a founding member of the Atlanta-Fulton County Zoo, Inc., governing board and served as its Treasurer and audit committee chairman. He is also a past board member of The NAACP Atlanta Chapter, the University Community Development Corporation, and the Georgia Affiliate of the American Diabetes Association. We believe Mr. Elmore's extensive banking and auditing experience is invaluable to the board, and particularly the Audit Committee, and qualifies him to serve as a director.

        Dr. Donald Ratajczak, 69, joined the Board of Directors in 2003. Hailed as the nation's "top economic guru" by BusinessWeek magazine in 1996, Dr. Ratajczak is obviously one of the most respected economic forecasters of our time. Nearly 40 years ago he founded Georgia State University's Economic Forecasting Center, which received the Blue Chip award in 1994 for the most accurate forecasts on national economic conditions over the previous four years. Dr. Ratajczak received his Ph.D. from MIT and, as a Consulting Economist, occasionally provides services to organizations such as the Joint Economic Committee of the U.S. Congress, the Congressional Budget Office, the Council of Economic Advisors, and the Georgia Department of Transportation. Dr. Ratajczak's forecasts have received international coverage in periodicals such as The New York Times, BusinessWeek, and The Wall Street Journal, as well as national television and radio outlets such as Bloomberg and CNBC. Dr. Ratajczak serves on the boards of Ruby Tuesday, Crown Craft, Assurance America and the Georgia Shakespeare Festival. As one of the nation's top economists, Dr. Ratajczak clearly brings invaluable insight to our board and is well qualified to serve as a director.

 Information About the Board of Directors, Meetings,
Leadership Structure and Risk Oversight Role

        Our Board of Directors.    We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have nine (9) directors, each of whom serves for a three-year term unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2011, the Board of Directors of the Company and the Bank held ten meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

        Director Independence.    The Board of Directors has determined that, with the exception of Ms. Day, all directors are independent pursuant to the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

        Annual Meeting Attendance.    Although the Company does not have a formal policy regarding its directors' attendance at the annual meeting of shareholders, all directors are expected to attend the 2012 meeting. All directors attended the 2011 annual meeting.

        Board Leadership Structure.    In accordance with the Company's Bylaws, the Board of Directors elects the Company's Chairman and its Chief Executive Officer and President, and each of these positions may be held by the same person or may be held by separate persons. Ray Robinson, who is an independent director, is the Chairman of the Board. The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board of Directors believes this structure provides for an appropriate balance of authority between management and the Board and provides an efficient decision making process with proper independent oversight. The Board of Directors, however, reserves the right to establish a different structure in the future. The President and Chief Executive Officer also serves on the Board. James Young, who passed away on February 27, 2012, served as a director and as the Company's President and Chief Executive Officer during 2011. Cynthia Day was appointed as President and Chief Executive Officer and a director upon Mr. Young's death.

        Risk Oversight.    The Board is responsible for providing oversight of the Company's risk management processes. The Executive Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board. In carrying out its responsibilities, the Executive Committee works closely with senior risk officers and meets at least bi-annually to review management's assessment of risk exposure and the process in place to monitor and control such exposure. In addition to the Executive Committee, the Audit Committee meets no less than quarterly to review the annual report on Form 10-K, quarterly reports on Form 10-Q, internal audits and loan reviews, and meets in executive session with internal auditors and the Company's principal accountants, among others, to assess risk that may affect the entire Company.

        Audit and Compliance Committee.    The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company's independent auditors, pre-approving all allowable audit services, reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing financial statements, evaluating internal accounting controls, reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of the Company's internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore, Sr. (Chairman), Robert L. Brown, Mercy P. Owens, and James E. Williams.

        The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended National Association of Securities Dealers listing standards and applicable Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore, Sr. meets the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2011, the Audit and Compliance Committee met seven times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

        The Audit and Compliance Committee reports as follows with respect to the audit of the Company's 2011 audited consolidated financial statements.

  •
  The Committee has reviewed and discussed the Company's 2011 audited consolidated financial statements with the Company's management;

  •
  The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

  •
  The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  •
  Based on review and discussions of the Company's 2011 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2011 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 21, 2012	Audit and Compliance Committee	Stephen A. Elmore, Sr., Chairman Robert L. Brown Mercy P. Owens James E. Williams

        Personnel and Compensation Committee.    The Executive Committee, with the exception of President and Chief Executive Officer, serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers, and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee's decisions are reviewed and approved or ratified by the Board of Directors.

        The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, Sr., C. David Moody, H. Jerome Russell, and James E. Williams. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards.

        The Personnel and Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve the related fees and other retention terms. During 2011, the Committee engaged the services of Matthews, Young—Management Consulting. The Committee's advisor receives direction from and reports directly to the Committee, meeting periodically throughout the year without executive management present. The Committee's advisor assists the Committee in reviewing executive and outside Director compensation levels versus competitive market practices, updating incentive compensation plans, assisting with consideration of long-term incentive awards, conducting risk assessments of compensation, and providing periodic updates on regulatory and compliance guidelines related to compensation. The committee also has the authority to delegate appropriate matters to subcommittees as it may deem appropriate.

        Pursuant to the Company's participation in the United States Department of the Treasury's ("Treasury") TARP, the Personnel and Compensation Committee must be comprised entirely of independent directors and is required to perform, at least every six months, a review of the Company's incentive compensation programs with the Senior Risk Officers to (i) ensure that the programs do not encourage Senior Executive Officers (as defined in the TARP regulations and identified in "Participation in TARP Community Development Capital Initiative below) to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Personnel and Compensation Committee is also required to discuss, evaluate and review, at least every six months, employee compensation plans to ensure that such plans do not encourage the manipulation of the Company's reported earnings. Finally, the Personnel and Compensation Committee is required to submit to Treasury and our primary federal regulator a narrative description of how such compensation plans do not encourage, among other items, behavior focused on short-term results rather than long-term value creation. For more information on TARP executive compensation requirements, please see "Participation in TARP Capital Purchase Program and Community Development Capital Initiative."

        Governance and Nominating Committee.    The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders' meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Owens, and Robert L. Brown. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards. The Committee met six times in 2011. The Committee has a charter that is posted on our website at www.ctbconnect.com.

        The Governance and Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services industry. The committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In evaluating potential director nominees, the committee has not prescribed any specific qualifications or skills, but uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, director nominees should have the highest professional and personal ethics and values, consistent with the Company's longstanding values and standards. Director nominees should also have broad experience at the policy-making level in business, government, education, technology, or public interest. Director nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the Company's shareholders.

        Although the Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, the committee does consider diversity in business experience and community involvement in identifying director nominees. The committee considers director nominees who exemplify prudent business acumen and knowledge. The Board of Directors consists of both male and female members. The current directors come from a variety of backgrounds and occupations. The Board of Directors welcomes the different and valid viewpoints each director has to offer to the operation of the Company and the Bank.

Executive Officers

        The table set forth below shows for each executive officer of the Company (a) the person's name, (b) his or her age at March 1, 2012, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years. James E. Young served as the President and Chief Executive Officer of the Company and the Bank from 1998 through 2011. Mr. Young passed away on February 27, 2012.

Name	Age	Year First Elected	Position with the Company
Cynthia N. Day	46	2012	President and Chief Executive Officer of the Company and the Bank effective February 27, 2012; formerly Senior Executive Vice President and Chief Operating Officer.
Samuel J. Cox	54	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Frederick L. Daniels	46	2010	Executive Vice President and Chief Credit Officer
Bunny Stokes, Jr.	68	2010	Alabama Division President of the Bank; previously Chairman and Chief Executive Officer of Citizens Federal Savings Bank which merged into the Bank in 2003

        We have adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company's Corporate Secretary at (404) 575-8311.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last two fiscal years to our Chief Executive Officer; our Chief Operating Officer and Chief Financial Officer, who are the two most highly compensated executive officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
James E. Young*	2011	$260,000	—	$38,747	—	$66,416	$32,359	$397,522
President and Chief	2010	$260,000	—	$28,050	—	$134,086	$31,073	$453,209
Executive Officer
Cynthia N. Day*	2011	$195,601	—	$10,500	$15,268	$11,393	$24,853	$257,615
Senior Executive Vice	2010	$188,078	$21,394	$11,250	—	$15,320	$22,894	$258,936
President and Chief
Operating Officer
Samuel J. Cox	2011	$137,093	$225	$6,300	$3,456	$16,801	$17,257	$181,132
Executive Vice	2010	$126,887	$11,324	$6,750	—	$19,767	$16,485	$181,213
President and Chief
Financial Officer

*
Mr. Young passed away on February 27, 2012. Ms. Day was appointed Acting President and Chief Executive Officer on January 5, 2012, and was named as his successor to serve as President and Chief Executive Officer on February 27, 2012.

(1)
Bonus awards are determined by the Executive Committee and approved by outside members of the Board of Directors. In making its determination, the Committee gives considerable consideration to results versus bankwide and job-specific objectives as well as its own discretion. In addition, small dollar amounts given under broad-based award plans opened to all Company's employees are also categorized as bonuses.

(2)
The dollar values reflect the fair market value of restricted stock awards on the date of grant determined in accordance with generally accepted accounting principles; and calculated as the closing price of our stock on the date of grant multiplied by the number of shares granted to each officer. Restricted stock awards issued in 2010 and 2011 vest on December 31, 2012 with the exception of Mr. Young. Vesting of Mr. Young's 2010 and 2011 Restricted Stock awards are subject to TARP regulations which do not allow award to fully vest and be transferred during TARP period. The value of restricted stock awarded to Mr. Young are limited to one-third (33%) of his annual compensation per TARP regulations. For 2011, Mr. Young's restricted stock grants represented 13% of annual compensation.

(3)
See All Other Compensation Table for details of other compensation paid during 2010 and 2011.

All Other Compensation Table

Name and Principal Position	Year	Car Allowance ($)	401K Contribution ($)	Term Life and Disability Insurance ($)	Economic Value of Bank Owned Life Insurance Reported as Income ($)	Premiums on Officer Owned Life Insurance ($)	Dues and Other Memberships ($)	Total ($)
James E. Young	2011	$2,712	$5,536	$3,722	$8,938	$1,708	$9,743	$32,359
President and Chief	2010	$2,698	$4,797	$3,669	$8,074	$1,708	$10,127	$31,073
Executive Officer
Cynthia N. Day	2011	$3,450	$5,337	$742	—	$9,003	$6,321	$24,853
Senior Executive Vice	2010	$3,600	$3,834	$605	—	$9,003	$5,852	$22,894
President and Chief
Operating Officer
Samuel J. Cox	2011	—	$3,568	$709	—	$12,980	—	$17,257
Executive Vice	2010	—	$2,927	$578	—	$12,980	—	$16,485
President and Chief
Financial Officer

        The following table sets forth information at December 31, 2011, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. All awards have been made under the provisions of our shareholder-approved long term incentive plans; and no other types of awards have been made.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares That Have Not Vested (#)	All Other Stock Awards: Market Value of Shares That Have Not Yet Vested ($)(1)	Date on Which Unvested Stock Awards Fully Vest
James E. Young	1/30/1998	7,000	$9.88	1/29/2013	—	—	—
	1/16/2002	8,876	$7.00	1/15/2012	—	—	—
	1/21/2004	15,000	$11.89	1/20/2014	—	—	—
	4/25/2005	1,800	$13.41	4/24/2015	—	—	—
	5/1/2006	1,800	$11.45	4/30/2016	—	—	—
	4/25/2007	10,000	$10.50	4/24/2017	—	—	—
	5/28/2008	8,500	$8.50	5/27/2018	—	—	—
	5/28/2009	—	—	—	1,317	$4,623		(2)
	2/24/2010	—	—	—	3,000	$10,530		(2)
	5/28/2010	—	—	—	4,000	$14,040		(2)
	2/23/2011	—	—	—	5,164	$18,126		(2)
	5/31/2011	—	—	—	4,000	$14,040		(2)
Cynthia N. Day	4/25/2005	1,400	$13.41	4/24/2015	—	—	—
	5/1/2006	1,661	$11.45	4/30/2016	—	—	—
	4/25/2007	5,000	$10.50	4/24/2017	—	—	—
	5/28/2008	4,500	$8.50	5/27/2018	—	—	—
	5/28/2009	—	—	—	896	$3,145	1/1/2012
	5/28/2010	—	—	—	2,500	$8,775	12/31/2012
	5/31/2011	—	—	—	2,500	$8,775	12/31/2012
Samuel J. Cox	4/25/2005	1,300	$13.41	4/24/2015	—	—	—
	5/1/2006	1,441	$11.45	4/30/2016	—	—	—
	4/25/2007	2,500	$10.50	4/24/2017	—	—	—
	5/28/2008	2,500	$8.50	5/27/2018	—	—	—
	5/28/2009	—	—	—	377	$1,323	1/1/2012
	5/28/2010	—	—	—	1,500	$5,265	12/31/2012
	5/31/2011	—	—	—	1,500	$5,265	12/31/2012

(1)
Value of 2009 through 2011 Restricted Stock awards is based on the Company's closing price of $3.51 on 12/31/2011.

(2)
Vesting of Mr. Young's 2009, 2010 and 2011 Restricted Stock awards are subject to TARP regulations which do not allow award to be fully transferable until TARP funds are repaid.

        During 2011, the Company made restricted stock grants to executives and officers. Restricted Stock grants have value at the date of grant, but require future years of service in order for awards to vest. The shares of restricted stock granted to our CEO require future services as well as repayment of TARP funds before shares are fully vested and transferable. The Company believes that the use of equity-based compensation serves as effective long-term incentive for key employees, which further encourages them to remain with the Company and excel in their performance.

Participation in TARP Capital Purchase Program ("CPP") and Community Development Capital Initiative ("CDCI")

        On March 6, 2009, the Company issued 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, to Treasury, as part of the CPP enacted as part of TARP, which was established by the Emergency Economic Stabilization Act of 2008 ("EESA"). The Company issued the shares of Series A Preferred Stock for an aggregate purchase price of $7.462 million in cash. On August 13, 2010, the Company entered into an Exchange Agreement with Treasury pursuant to which the 7,462 shares of Series A Preferred Stock was exchanged for 7,462 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock") which were issued as part of the TARP CDCI. No new monetary consideration was received in connection with this exchange. Then on September 17, 2010, the Company issued 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock") to Treasury. The Series C Preferred Shares were issued as part of the CDCI for an aggregate purchase price of $4.379 million in cash.

        Pursuant to the Company's participation in the TARP initiatives, the Company is required to comply with all EESA provisions, which include taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111 of EESA. As of December 31, 2011, the Company's Senior Executive Officers were James E. Young, President and Chief Executive Officer; Cynthia N. Day, Chief Operating Officer; and Samuel J. Cox, Chief Financial Officer. (Mr. Young passed away on February 27, 2012, and Ms. Day was appointed by the Board of Directors as President and Chief Executive Officer.)

        The American Recovery and Reinvestment Act of 2009 (the "ARRA") retroactively amended the executive compensation provisions applicable to participants in the TARP initiatives. The ARRA executive compensation standards remain in effect during the period in which any obligation, arising from financial assistance provided under the TARP initiatives remains outstanding (the "TARP Period").

        The executive compensation regulations, to which we are required to adhere as a result of our participation in TARP, include, but are not limited to, the following:

  •
  prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company's most highly-compensated employee, excluding grants of restricted stock that are subject to vesting and transferability restrictions during the TARP Period and do not have a value which exceeds one-third of the individual's total annual compensation;

  •
  prohibitions on payments to our Senior Executive Officers and the next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

  •
  recovery ("clawback") of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

  •
  prohibition on compensation plans that provide incentives to Senior Executive Officers or any other employee of the Company to take unnecessary and excessive risks that threaten the long term value of the Company or that encourage manipulation of reported earnings;

  •
  limitation of the tax deduction for compensation paid to any Senior Executive Officer to $500,000 annually (amendment to Section 162(m) of the Internal Revenue Code by adding Section 162(m)(5) which sets forth the limitation);

  •
  prohibition on providing tax gross-ups to any Senior Executive Officer and the next 20 most highly compensated employees;

  •
  implementation of a company-wide policy regarding "excessive or luxury expenditures";

  •
  retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers, if such compensation is found by Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and

  •
  a requirement that TARP recipients include in their proxy statements for annual shareholder meetings a non-binding "Say on Pay" shareholder vote on the compensation of executives as disclosed in the proxy statement.

        All of our Senior Executive Officers and other impacted employees have executed agreements that limit compensation and other benefits and include clawback provisions, necessary to comply with TARP program and ARRA requirements. These agreements remain in effect throughout the TARP period.

        As required by the TARP and ARRA, the Personnel and Compensation Committee reviewed compensation programs in coordination with the Company's senior risk officer and the Committee's compensation advisor. During 2011, two reviews were conducted as required by TARP, with the first review in May and the second review in November. The Committee's process included a review of the overall competitiveness of executive compensation, the mix of compensation elements used in our overall program, and our Annual Incentive Plan and Long-Term Incentive Plan. In addition, the review covered all bonus, incentive, and rewards programs provided to executive officers and non-executive officers. Specific risk factors were identified, a relative level-of-risk scale was employed to assess each plan with respect to each risk factor using the risk scale. For each individual plan, the Committee also reviewed the plan's purpose, participation levels, plan administration and oversight responsibilities, measurement of performance, and range of potential awards.

        The Personnel and Compensation Committee certifies that it has reviewed, with our senior risk officer, the incentive compensation arrangements for 2011 and made reasonable efforts to ensure that such arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of our company. In addition, the Personnel and Compensation Committee has worked with our senior risk officer and outside compensation consultant to review the bonus and incentive plans of all Company employees and made reasonable efforts to ensure that these plans do not encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of our employees or place undue emphasis on short term results at the expense of long term results that build durable shareholder value. Finally, the Personnel and Compensation Committee has applied the standards prospectively in its review and approval of the 2012 Annual Incentive Plan.

        The Company is substantially in compliance with all TARP executive compensation standards promulgated by Treasury. However, the Company determined that it had inadvertently violated the TARP compensation restrictions in two instances. First, the Company determined that annual premium payments, each in the amount of $1,707.50, were made during the TARP period on a life insurance policy under which the Company's most highly compensated employee had the right to designate the beneficiary or beneficiaries of any death benefits payable under the policy. The insurance policy in question was an arrangement assumed when the Company merged with First Southern Bancshares, Inc. in 1998 and was a small standalone policy, which was not associated with any of the Company's other benefit plans, and, therefore, it was inadvertently not administered or reviewed in the same manner as other benefit and compensation plans. In addition, the Company determined that it grossed-up a nominal Christmas gift for the Senior Executive Officers, excluding the most highly compensated, and the next twenty most highly compensated employees, during 2009, the first year of receipt of TARP proceeds, and the subsequent year, 2010. This matter occurred when the Company's subsidiary bank granted a token cash appreciation gift in the amount of $200 and $100 for 2009 and 2010, respectively, to bank employees during the Holiday season. The Company was aware that gross-ups are prohibited under the IFR; however, during the payroll processing of the transactions, the Senior Executive Officers and the next twenty most highly compensated employees were mistakenly not excluded from the gross-ups that were afforded other employees. The total gross up for all Senior Executive Officers and the next twenty most highly compensated employees totaled $343.16 and $258.61, respectively, for 2009 and 2010. The Company plans to correct the non-compliance by requiring all Senior Executive Officers and the next twenty most highly compensated employees to repay the gross-up amount. The Company has notified Treasury of these inadvertent violations.

        Ms. Day and Mr. Cox have certified the Company's compliance with such standards throughout 2011.

        The certification was delivered to Treasury and was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Such certification is required annually during the TARP Period no later than ninety days after the completion of our fiscal year. The Company intends to comply with all TARP executive compensation standards, and will work with its Senior Executive Officers to take such steps as it deems necessary to continue to comply with the standards and adopt policies and procedures consistent with the foregoing. In addition, a non-binding vote on the compensation provided to the Company's executive officers is included as Proposal III of this Proxy Statement.

Employment Agreements and Change-In-Control Agreements

        Employment Agreement.    After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company and served in this capacity until his death in February 2012. Mr. Young entered into an employment agreement with the Company at the time of the merger. The salary provision of the employment agreement was reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provided for incentive compensation contingent upon certain performance goals being met and granted to Mr. Young an option to purchase 17,500 shares of Common Stock with a vesting period over a five-year term at an exercise price of $9.88 per share (3,500 of those options expired on January 29, 2009, January 29, 2010, January 29, 2011, and January 29, 2012, respectively). The employment agreement was amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        Change in Control Agreement.    The Company has entered into Change in Control Agreements with all of the executive officers whose compensation is included in this report to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreements, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive's responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office), the executive will receive a lump sum amount equal to 1.5 times the base salary for Ms. Day and one time the base salary for Mr. Cox, as well as the continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive's cost of COBRA continuation health coverage for a period of 12 months. (Mr. Young's agreement provided that he would have received a lump sum equal to 2.5 times his annual base salary.) The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause. These agreements were amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        In the case of Mr. Young, the provisions of the change in control agreement relating to severance benefits superseded and replaced the provisions relating to severance benefits contained in his employment agreement described above. The non-competition and non-solicitation provisions supplemented the restrictive covenants contained in his employment agreement.

        The change in control payments described above are limited by the regulations applying to the Company due to its participation in TARP. These limitations apply for as long as the Treasury's investment in our preferred stock remains outstanding. Additional explanation of these limitations is provided previously in the section entitled Participation in TARP Capital Purchase Program and Community Development Capital Initiatives.

Director Compensation

        The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

        Citizens Bancshares' director compensation program utilizes the following compensation components: stock retainer, monthly fee, and meeting fee for additional called meetings. No changes were made to our director compensation program for 2011. All Directors receive the $3,000 annual retainer, paid quarterly in shares of stock based on stock price at the end of the quarter. Each Director also receives a monthly fee paid in cash and based on the individual director's board and committee assignments for the year. During 2011, monthly fees ranged from $925 to $2,050, and averaged $1,241.

        Based on the Board of Directors' compensation structure and committee assignments, Directors receives a meeting fee for each special called meeting if the total number of scheduled Board or assigned Committee meetings attended exceeds more than twelve (12) meetings anytime during the year. For additional Board meetings, the Chair receives a fee of $1,000 and other Directors receive $300. For an additional Committee meeting, the Committee Chair receives a fee of $500 and Committee Members receive $250. In addition, each Director receives a fee of $300 for attending a board specific training session.

        The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company's books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of 100% of the one year Treasury Bill rate as of the crediting date to a minimum of 6% per year. During 2011, two Directors participated in this plan (Mercy Owens and Donald Ratajczak).

        Directors serving on the Board during 2011 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified Director Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company's total compensation package. The Supplemental Retirement Plan is not available to Directors who joined the Board after December 2006. Once the Director retires, at age 65 or later (Donald Ratajczak's retirement age is 70), the Director is entitled to a retirement benefit of $1,000 per month for 10 years. If the Director dies while in service, the Director's beneficiary is entitled to a payment from the Bank in the same amount as the retirement benefit.

        The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Robert L. Brown	$11,400	$3,000	$5,404	$900	$20,704
Stephen Elmore	$15,900	$3,000	$5,243	$900	$25,043
C. David Moody	$15,900	$3,000	$3,168	$900	$22,968
Mercy P. Owens	$11,400	$3,000	$21,813	$1,549	$37,762
Ray Robinson	$21,300	$3,000	$9,044	$900	$34,244
Donald Ratajczak	$11,400	$3,000	$9,162	$1,909	$25,471
H. Jerome Russell	$15,900	$3,000	$1,579	$900	$21,379
James E. Williams	$15,900	$3,000	$8,022	$1,765	$28,687

NOTE:
Persons who are both employed by the Company and serving as a director do not receive any additional compensation for their services as a director.

(1)
All Other Compensation represents the interest earned on the salary deferred savings plan exceeding 120% above market and reimbursement of taxes paid on stock awards.

Compensation Policy and Practices Review

        The SEC requires that the Company review compensation policy and practices to identify any possibility that compensation plans encourage participants to take risks that are "reasonably likely to have an adverse affect" on the Company. This review covers both senior executive officers as well as all employees. While the SEC does not require that we report our findings if we determine that risks are not reasonably likely to have a material adverse effect, we believe it is in the interest of effective shareholder communication to explain how we conducted our review and what we found.

        The Personnel and Compensation Committee conducted this SEC-directed review as an integral part of the compensation risk assessment for compliance with TARP guidelines, utilizing the assistance of its independent compensation advisor. With respect to each our Company's plans, we reviewed specific risk factors, each plan's stated purpose, guidelines for participation, assignment of accountability for the administration and decision-making of each plan, performance measures used and the process for determining and verifying results, and the range of possible payouts. In addition, our advisor reviewed the competitiveness and mix of compensation elements comprising our overall executive compensation package.

        As a result of our review, we find that the Company's compensation plans and practices do not encourage unnecessary or unreasonable risk-taking, nor do they encourage executives or employees to take risks that would be reasonably likely to have an adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

        We define a "related party transaction" as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

        We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company's decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

        If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Principal Holders of Common Stock

        The following table sets forth the persons who beneficially owned, at March 31, 2012, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell	606,790	29.96%
504 Fair Street, S.W. Atlanta, Georgia 30313
Hot Creek Capital, L.L.C.	184,850	9.13%
600 University Street Suite 2003 Seattle, Washington 98101
National Community Investment Fund(1)	105,208	5.19%
2230 South Michigan Avenue Chicago, Illinois 60616

(1)
National Community Investment Fund also owns 90,000 shares of nonvoting Common Stock.

 Common Stock Owned by Management

        The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 31, 2012. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Robert L. Brown	12,975		*
1394 Doe Valley Drive Lithonia, Georgia 30058
Cynthia N. Day	28,770		1.42%
3687 Spring Hill Road Smyrna, Georgia 30088
Stephen A. Elmore, Sr.	2,154		*
115 Shady Brook Walk Fairburn, Georgia 30213
C. David Moody	59,410	(2)	2.93%
6017 Redan Road Lithonia, Georgia 30058
Mercy P. Owens	4,943		*
3156 Center Way Duluth, Georgia 30097
Donald Ratajczak	9,906		*
1681 Lady Marian Lane Atlanta, Georgia 30309
Ray Robinson	7,678		*
3445 Peachtree Road, NE Suite 175 Atlanta, Georgia 30324
H. Jerome Russell	11,919		*
504 Fair Street Atlanta, Georgia 30313
James E. Williams	4,818		*
4187 Sandy Lake Drive Lithonia, Georgia 30038
All directors and principal officers as a group (12 persons)	182,422		9.01%

*
Represents less than 1%.

(1)
The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

(2)
Consists of (a) 8,089 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, and (c) 48,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected, and the Board has approved, Elliott Davis, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2012, subject to ratification by the shareholders. Elliott Davis also served as the independent auditors for the Company for the year ended December 31, 2011. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Elliott Davis to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Elliott Davis declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Elliott Davis is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

        The appointment of Elliott Davis as independent auditors of the Company for the fiscal year ending December 31, 2012 requires the approval by the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE APPOINTMENT OF ELLIOTT DAVIS, LLC, AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2012.

 PROPOSAL 3—NON-BINDING RESOLUTION APPROVING
COMPENSATION OF EXECUTIVE OFFICERS

General

        On March 6, 2009, the Company completed a transaction with the United States Treasury under the TARP CPP in which the Company sold 7,462 shares of its Series A Preferred Stock. On August 13, 2010, the Company exchanged these shares for 7,462 shares of its Series B Preferred Stock issued by Treasury under the TARP CDCI. Then on September 17, 2010, the Company issued to Treasury 4,379 shares of its Series C Preferred Stock pursuant to the CDCI.

        One of the conditions of the TARP initiatives is that the Company comply with certain limits on its compensation of its executive officers.

        The original limitations of the TARP were amended by the enactment of the American Recovery and Reinvestment Act of 2009 (the "ARRA"). ARRA requires the Company, for so long as any obligation arising from the Company's participation in the TARP initiatives remains outstanding, to submit to its shareholders an annual non-binding vote on the compensation of the Company's senior executive officers, as disclosed in this Proxy Statement.

        By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

Vote During 2011

        At our annual meeting in 2011, shareholders submitted their votes for the say-on-pay vote for the prior fiscal year. Of the votes cast excluding abstentions, over 94% voted for approval of the compensation of our named executive officers. We appreciate this strong show of support and endeavored to administer executive compensation in a manner consistent with shareholder interests and support.

Executive Compensation

        The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Personnel and Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and close alignment with the long-term interests of shareholders while maintaining safety and soundness as an important priority. The ongoing economic difficulties had a negative impact on the Company's 2011 financial results. However, we were able to grow assets, loans, deposits, and total equity, while improving overall asset quality. As we continue to address these challenging times, the Company strives to maintain its focus on the objective of aligning the compensation of the Company's executive officers with the annual and long-term performance of the Company and the interests of the Company's shareholders.

        Our Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the senior executive officers as discussed below.

Review of Citizens Bancshares' Compensation Philosophy and Practices

        The Personnel and Compensation Committee, comprised of independent directors, is responsible for administering the compensation of the Company's executive officers. The Committee, assisted by an independent, outside compensation advisor and acting under the authority of the Board of Directors, establishes compensation philosophy, administers compensation plans and programs, establishes executive officer compensation levels, and reviews and evaluates Company performance.

        Pay-for-Performance Philosophy:    Citizens Bancshares' compensation philosophy is to provide competitive compensation to its executive officers based on their respective job responsibilities and performance, and giving careful consideration to the prevailing pay levels in comparably-sized community banks in the southeastern region of the U.S. We measure performance against our strategic plan and annual budget, and track our results relative to peers.

        Compensation Program Elements:    Citizens Bancshares uses three key elements in the direct compensation program for its executive officers: base salary reflecting an officer's job assignment, level of experience, and job performance; the opportunity to earn annual incentives based on the achievement of key Company objectives; and the eligibility for periodic long-term incentive grants, using equity, that are forfeited if future service requirements are not met.

        Base Salary:    Base salaries were determined in comparison to mid-range salaries of executive officers in our peer group and the database on bank executive salaries maintained by the Committee's compensation advisor. Mr. Young's salary was not increased in 2011. Modest adjustments were made in other executive officer salaries to maintain levels in line with mid-range salaries of peer companies and comparable-sized community banks.

        Annual Incentives:    The Committee administers the Annual Incentive Plan that provides the opportunity for participants to earn cash-based incentives for achievement of critical Company objectives. Our plan also emphasizes the importance of asset quality with a procedure that reduces a participant's earned incentive if asset quality falls outside the pre-set performance range. Although actual financial results fell short of target in 2011, the Company had positive earnings, grew its balance sheet and improved asset quality, and as a result paid modest incentives. In compliance with TARP guidelines, no cash incentive was paid to Mr. Young.

        Long-Term Incentives:    In accordance with the terms of our shareholder approved 2009 Long-Term Incentive Plan, the Committee made grants of restricted stock to named executive officers and other key personnel. These grants carry a multi-year restriction period and do not vest until the last day of this period. In administering the plan and determining award levels, the Committee considers Company performance and individual job performance as well as previous grant levels to ensure that overall equity-based incentives are in line with the practices of comparable community banks.

        Committee Summary:    Citizens Bancshares strives to maintain a pay-for-performance environment in which competitive levels of compensation can be earned for competitive levels of performance which in turn contribute directly to creating shareholder value while maintaining the safety and soundness of the institution.

        The Company held its first non-binding "say on pay" vote by shareholders at its 2010 Annual Meeting of Shareholders. In this non-binding vote, 1,143,614 votes were casted, with 195,956 abstentions, resulting in more than 96% of our shareholders cast votes in favor of the compensation of the Company's executive officers. Also, at our 2011 Annual Meeting of Shareholders, 972,010 votes were casted with 197,566 abstentions. Of the vote casted in 2011 more than 94% of our shareholders voted in favor of the compensation of the Company's executive officers.

        As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a

"Say on Pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

  "Resolved, that the shareholders of the Company approve the overall executive compensation of the named executive officers of the Company, as described in the Company's Proxy Statement for the 2012 Annual Meeting of Shareholders."

Vote Required to Approve Proposal

        The approval of the non-binding resolution approving the compensation of the Company's executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING
THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 ACCOUNTING MATTERS

        Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2011. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2012. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

        The following table sets forth the fees billed to the Company for the years ended December 31, 2011 and December 31, 2010 by Elliott Davis, LLC.

	2011	2010
Audit Fees	$136,000	$126,500
Tax Preparation Fees	32,040	23,495
All Other Fees	13,750	22,850

Total Fees	$181,790	$172,845

Audit Fees

        Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for 2011 and 2010 included in the annual filings on Form 10-K as well as reviews of the condensed consolidated financial statements included in the Company's quarterly filings on Form 10-Q and June 30, 2011 Form 10-Q/A.

Tax Fees

        Tax fees consisted primarily of the preparation of the Company's annual Federal and State income tax returns as well as research and consultation relating to miscellaneous tax issues, including several deferred tax asset analyses for regulatory and GAAP reporting purposes.

All Other Fees

        All other fees represent the fees billed for the audits of the Company's 401(k) Plan for 2011 and 2010, and procedures related to filings with the U.S. Department of Housing and Urban Development.

        The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company's principal accountant.

        The fees billed by Elliott Davis, LLC are approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee. The audit committee pre-approves all audits and the majority of non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2011, approximately 100% of the total fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

        The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors and who are nominated in accordance with procedures described below.

        To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

  1.
  The name of the person recommended as a director candidate;

  2.
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

  3.
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  4.
  As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

  5.
  A statement as to the qualification of the nominee.

        In order for a director candidate to be considered for nomination at the Company's annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company's proxy statements was released to shareholders in connection with the previous year's annual meeting, advanced by one year.

Director Qualifications

        The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; diversity of experience, and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

        Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company's principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2011 Annual Meeting

        Shareholder Proposals.    Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting. As a result, shareholder proposals submitted for consideration at the 2013 annual meeting must be received no later than December 23, 2012, to be included in the 2013 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company's proxy statement was released to the shareholders for its previous year's annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company's proxy statement for its next annual meeting.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

        A copy of the Company's Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Samuel J. Cox, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8306). These reports are also available on our website at www.ctbconnect.com.

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2012

The undersigned hereby appoints Samuel J. Cox and Frederick L. Daniels as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 13, 2012 at the Annual Meeting of Stockholders to be held on May 23, 2012 or any adjournments thereof.

Proposal 1:	To elect the following persons to serve as directors for a three-year term until the 2015 annual meeting:

	Nominees:	Cynthia N. Day
Ray M. Robinson
H. Jerome Russell

	☐ For All Nominees	☐ Withhold Authority to Vote
	(except as noted below)	for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee’s name below:

Proposal 2:	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

	☐ For	☐ Against	☐ Abstain

Proposal 3:	To approve the non-binding resolution regarding executive compensation.

	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GTZC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012. For Against Abstain 3. To approve the non-binding resolution regarding executive compensation. 01 - Cynthia N. Day 02 - Ray M. Robinson 1. To elect the following persons to serve as directors for a three-year term until the 2015 annual meeting. Nominees: For Withhold For Withhold 03 - H. Jerome Russell For Withhold IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print new address below. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 3 7 5 6 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2012. Vote by Internet • Go to www.investorvote.com/CZBS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2012 The undersigned hereby appoints Samuel J. Cox and Frederick L. Daniels as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 13, 2012 at the Annual Meeting of Stockholders to be held on May 23, 2012 or any adjournments thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING. Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary. Proxy — CITIZENS BANCSHARES CORPORATION qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

INTRODUCTION
PROPOSAL 1—ELECTION OF DIRECTORS Nominees
DIRECTOR NOMINEES Class I Directors (To Serve a Term Expiring in 2015)
CONTINUING DIRECTORS Class II Directors (Term Expires in 2013)
Class III Directors (Term Expires 2014)
Information About the Board of Directors, Meetings, Leadership Structure and Risk Oversight Role
Audit and Compliance Committee Report
Executive Officers
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End Table
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS Principal Holders of Common Stock
Common Stock Owned by Management
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—NON-BINDING RESOLUTION APPROVING COMPENSATION OF EXECUTIVE OFFICERS
ACCOUNTING MATTERS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
AVAILABLE INFORMATION